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                                                                      EXH 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1999 relating to the financial statements of International Smart Sourcing, Inc. and subsidiaries as of December 26, 1998 and for each of the years in the two year period then ended and of our report dated February 15, 1999 of Compact Disc Packaging Corp. as of December 31, 1998 and for each of the years in the two year period then ended and for the period January 31, 1995 (inception) through December 31, 1998 in the Registration Statement on Form SB-2, Amendment No. 5, and the related
Prospectus of International Smart Sourcing, Inc.


                                         /s/ Feldman Sherb Ehrlich & Co., P.C.
                                         -------------------------------------
                                         FELDMAN SHERB EHRLICH & CO., P.C.
                                         Certified Public Accountants


New York, New York
February 24, 1999